Exhibit 99.1

PRESS RELEASE

NII Holdings, Inc.
 10700 Parkridge Blvd., Suite 600
Reston, Va. 20191
(703) 390-5100
http://www.nii.com

Contacts:

Investor Relations: Tim Perrott
(703) 390-5113
tim.perrott@nii.com

Media Relations: Claudia E. Restrepo
(786) 251-7020
claudia.restrepo@nii.com

NII Holdings 2003 Subscriber Additions to Exceed Previously Announced Guidance

NII to Report Approximately 215,000 Net Subscriber Additions for 2003

RESTON, Va. —January 5, 2003—NII Holdings, Inc. (Nasdaq: NIHD) today announced that it will report year-end 2003 net subscriber additions of approximately 215,000, exceeding its previously announced guidance by 20%. The Company also reaffirmed its previously announced guidance for overall financial performance for 2003.

During the fourth quarter, NII added approximately 76,000 subscribers to its network, a 30% increase as compared to the third quarter 2003. As a result of the solid performance in the quarter, NII added approximately 215,000 subscribers to its network in 2003, a 20% increase as compared with the Company’s 2003 guidance of 180,000 net subscriber additions and a 43% increase as compared with the Company’s original 2003 guidance of 150,000 net subscriber additions. The better than expected subscriber growth was a result of higher than expected gross additions as well as continued improvement in customer churn during the fourth quarter. Despite the higher than expected subscriber growth, NII remains comfortable with the guidance previously provided for overall 2003 financial performance.

“Our accomplishments for 2003 are a result of our focus on executing our profitable growth strategy,” said Steve Shindler, NII’s Chairman and CEO. “We have exceeded the growth objectives that we originally established at the beginning of the year by 43%, while maintaining our focus on profitability. As we look ahead to 2004, we will maintain this focus and strive to deliver superior returns for all of our stakeholders.”

NII will share details about improvements in customer churn, subscriber and financial performance by country as well as guidance for 2004 during its upcoming conference call in February to discuss fourth quarter and year-end 2003 results.

About NII Holdings, Inc
NII Holdings, Inc., a publicly held company based in Reston, Va., is a leading provider of mobile communications for business customers in Latin America. NII Holdings, Inc. has operations in Argentina, Brazil, Mexico and Peru, offering a fully integrated wireless communications tool with digital cellular service, text/numeric paging, wireless Internet access and Nextel Direct Connect®, a digital two-way radio feature. NII Holdings, Inc. trades on the NASDAQ market under the symbol NIHD. Visit the Company’s website at http://www.nii.com.

Nextel, the Nextel logo, Nextel Online, Nextel Business Networks and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from NII Holdings’ actual future experience involving any one or more of such matters and subject areas. NII Holdings has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from NII Holdings’ current expectations regarding the relevant matter or subject area. Such risks and uncertainties include the economic conditions in our targeted markets, performance of our technologies, timely development and delivery of new technologies, competitive conditions, market acceptance of our services, access to sufficient capital to meet operating and financing needs and those that are described from time to time in NII Holdings’ reports filed with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

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